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                                                                    EXHIBIT 10.2

                             BATCHELDER & PARTNERS, INC.
                        4330 La Jolla Village Drive, Suite 200
                             San Diego, California  92122

David H. Batchelder                                   Telephone:  (619) 456-6655
President                                            Telecopier:  (619) 456-7969

                                    April 1, 1996

Mr. Dorn Parkinson
Washington Construction Group, Inc.
101 International Way
Missoula, Montana 59802

Dear Dorn:

    This is to confirm our understanding that you have engaged Batchelder & Partners, Inc. to act as your advisor with respect to the acquisition of stock, assets or any subsidiary of Morrison Knudsen Corporation (the "Company").

    In connection with this assignment, we will provide advice and assistance in executing an acquisition strategy, including negotiating the terms of specific transactions, assisting in identifying and arranging financing and any other such advice and assistance as you may require to achieve your objective. Specifically, we will as requested by you provide advice and assistance in (i) performance of due diligence regarding the Company, (ii) development of acquisition strategies, (iii) negotiations with the Company, its creditors and shareholders regarding an Acquisition, (iv) negotiations of financing arrangements with investment and commercial banks, (v) preparation in consultation with your legal counsel of required legal documentation, (vi) preparation of materials for bankruptcy proceedings, and (vii) preparation of proxy materials.

    Our aggregate compensation for the services referred to above will be as follows:

    (i) In the event that you and/or any entity substantially owned by you or any partnership, affiliate or joint venturer (singly or collectively, "Acquiror") is successful in effecting an acquisition, directly or indirectly, of a majority of the stock or assets of the Company by way of merger, consolidation or other negotiated business combination, in one transaction or a series of transactions (an "Acquisition"), you shall pay to us a fee of $800,000, plus;

    (ii) Upon the consummation of an Acquisition, you shall issue to Batchelder & Partners warrants to purchase 110,500 shares of common stock of the surviving entity. Such warrants shall have an exercise price of $12.00 per share and shall have piggyback registration rights and be exercisable at any time after issuance for a period of 5 years; or

    (iii) In the event that you do not consummate an Acquisition, but receive a break fee or topping fee from the Company, you shall pay us a fee in cash equal to $675,000.


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                                        - 2 -


    Washington Construction Group, Inc. will be liable for all agreed compensation for services, costs and indemnity. Washington Construction Group, Inc. will designate what entity will pay such compensation or fees when paid.

    In addition to the foregoing compensation, you shall reimburse us (or cause us to be reimbursed) for our reasonable out-of-pocket third party expenses, which shall include the fees and disbursements of our counsel. We shall not incur significant expense items in excess of $25,000 without your prior written approval.

    Since we will be acting on your behalf, Washington Construction Group, Inc. is agreeing to provide us with indemnification pursuant to the letter of even date herewith from you to us.

    It is understood that our services may be terminated by you upon notice to us at any time and without liability or continuing obligation to us (except for any compensation theretofore earned hereunder and expenses theretofore incurred and except that if you terminate our services and within 12 months thereafter Acquiror effects an Acquisition or receives a break fee or topping fee from the Company then we shall be entitled to compensation pursuant to this Agreement to the same extent as if our services had not been terminated). If you terminate our services for cause, all amounts to be paid shall be reduced by the compensation paid or required to be paid to any replacement advisor necessary to accomplish an Acquisition. Notwithstanding the foregoing, the indemnity provisions described in the preceding paragraph shall survive such termination.

    Except as required by law, any advice (written or oral) rendered by us pursuant to this letter may not be disclosed publicly without our prior written consent, which consent shall not be unreasonably withheld.

    Please confirm that the foregoing is in accordance with your understanding by signing and returning the duplicate of this letter attached hereto, which shall thereupon constitute a binding agreement.

                                  Very truly yours,

                                  BATCHELDER & PARTNERS, INC.

                                  By:        /s/  D. H. Batchelder
                                       ----------------------------------------
                                  Title:  President
Confirmed:

WASHINGTON CONSTRUCTION GROUP, INC.

By:      /s/  W. J. Orze
    ------------------------------
Title:     Secretary
Date:     June 14, 1996


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                                    April 1, 1996



Batchelder & Partners, Inc.
4330 La Jolla Village Drive, Suite 200
San Diego, California  92122

Gentlemen:

    In connection with your engagement to consult with Washington Construction Group, Inc. its subsidiaries and/or assignees, with respect to the matters contemplated by the letter from you to us of even date herewith, we hereby agree to indemnify and hold harmless you and your affiliates, the respective directors, officers, partners, agents and employees of you and your affiliates and each other persons, if any, controlling you or any of your affiliates, to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by you and such other persons (including reasonable fees and disbursements of counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us or (ii) actions taken or omitted to be taken by an indemnified person with our consent or in conformity with our actions or omissions or (B) are otherwise related to or arise out of your activities on our behalf under your engagement, and we will reimburse you and any other person indemnified hereunder for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by you or such other indemnified person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which you or any other indemnified person is a party. We will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (B) of the preceding sentence to the extent they have resulted from the bad faith or gross negligence of the person seeking indemnification hereunder (although it is expressly intended that we will be responsible for any thereof that result from the negligence, other than gross negligence, of such person). We also agree that neither you, nor any of your affiliates, nor any director, officer, partner, agent or employee of you or any of your affiliates, nor any person controlling you or any of your affiliates, shall have any liability to us for or in connection with such engagement except for such liability for losses, claims, damages, liabilities or expenses incurred by us which is finally judicially determined to have resulted primarily from your bad faith or gross negligence as herein described. The foregoing agreement shall be in addition to any rights that you or any indemnified person may have at common law or otherwise, including, but not limited to, any right to contribution.


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Batchelder & Partners                 -2-                          April 1, 1996



    If any action, claim proceeding, or investigation is instituted or threatened against you in respect of which indemnity may be sought against us hereunder, you shall promptly notify us thereof in writing, but the omission so to notify us shall not relieve us from any other obligation or liability that we may have to you under this letter or otherwise, except to the extent that we demonstrate actual damage caused by such omission. You will have the right to retain counsel of your choice to represent you in connection with any such action, claim, proceeding or investigation, provided that such counsel shall be reasonably satisfactory to us and provided that you shall not have the right to retain more than one counsel for all indemnified parties in connection with any action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. We will not be liable hereunder for any settlement thereof by you without our written consent, which will not be unreasonably withheld.

    It is understood that, in connection with your engagement, you may also be engaged to act for us in one or more additional capacities, and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to the original engagement, any such additional engagement and any modification of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of your engagement(s).


                                            Very truly yours,

                                            WASHINGTON CONSTRUCTION
                                               GROUP, INC.


                                                 /s/   W. J. Orze
                                            -----------------------------------
                                            Title:   Secretary
                                            Date:    June 14, 1996

Accepted:

BATCHELDER & PARTNERS, INC.


By:      /s/  D. H. Batchelder
    ------------------------------
Date:  April 1, 1996